Puradyn Filter Technologies, Incorporated
3020 High Ridge Road, Suite 100
Boynton Beach, FL 33426

                          INDEPENDENT AUDITOR'S CONSENT

Ladies and Gentlemen:


We hereby consent to the incorporation by reference in the Registration Statement of Puradyn Filter Technologies Incorporated on Form S-8 of our report dated March 5, 1999 on the financial statements of the company, as of December 31, 1998 and for the year ended, included in the Company's 1998 Annual Report on Form 10-KSB.









                                                /s/Durland & Company, CPAs, P.A.
                                                   Durland & Company, CPAs, P.A.

Palm Beach, Florida
June 11, 1999